UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

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☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Materials Pursuant to Section 240.14a-12

CAREMARK RX, INC.

(Name of Registrant as Specified in its Charter)

EXPRESS SCRIPTS, INC.

KEW CORP.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Information Concerning Participants in the Solicitation

of Proxies by Express Scripts, Inc. in Connection with the

2007 Annual Meeting of Stockholders of Caremark Rx, Inc.

(Furnished pursuant to Rule 14a-12 of the Securities Exchange Act of 1934)

Each of (i) Express Scripts, Inc. ("Express Scripts"), (ii) Express Scripts' officers and directors, (iii) KEW Corp., a wholly-owned subsidiary of Express Scripts ("KEW"), (iv) KEW's officers and directors and (v) certain other persons identified below are participants in the solicitation of proxies by Express Scripts to elect four directors at the 2007 Annual Meeting of Stockholders of Caremark Rx., Inc. ("Caremark"), including any and all adjournments, postponements, continuations or reschedulings thereof, or any other meeting of stockholders held in lieu thereof (the "Annual Meeting"). On December 18, 2006, Express Scripts delivered a proposal letter to the board of directors of Caremark offering to acquire Caremark for $29.25 in cash and 0.426 shares of Express Scripts common stock, par value $0.01 per share.

Set forth below are the names of the directors, executive officers and other employees of Express Scripts that are participants in the solicitation of proxies by Express Scripts to elect directors at the Annual Meeting. Each occupation set forth opposite an individual's name refers to his or her employment with Express Scripts.

Express Scripts Directors:

Gary G. Benanav

Frank J. Borelli
J. Maura C. Breen
Nicholas J. LaHowchic
Thomas P. Mac Mahon
John O. Parker, Jr.
George Paz
Samuel K. Skinner
Seymour Sternberg
Barrett A. Toan
Howard L. Waltman

Express Scripts Executive Officers:

George Paz - Chief Executive Officer and President

Edward Stiften - Senior Vice President and Chief Financial Officer
David A. Lowenberg - Chief Executive Officer of CuraScript, Inc.,
a wholly owned subsidiary of Express Scripts
Thomas M. Boudreau - Senior Vice President, General Counsel and Secretary
Michael Holmes - Senior Vice President and Chief Human Resources Officer
Edward Ignaczak - Senior Vice President - Sales and Account Management
Agnes Rey-Giraud - Senior Vice President - Supply Chain Organization
Brenda Motheral - Senior Vice President - Research and Product Management
Patrick McNamee - Senior Vice President and Chief Information Officer
Douglas Porter - Senior Vice President - Client and Patient Services

Other Employees of Express Scripts:

Martin Akins - Assistant General Counsel

Kelly Elliot - Vice President, Chief Accounting Officer and Controller
Mathew Harper - Vice President and Treasurer
David Myers - Vice President Investor Relations

Set forth below are the names of the directors and executive officers of KEW that are participants in the solicitation of proxies by Express Scripts to elect directors at the Annual Meeting. Each occupation set forth opposite an individual's name refers to his or her employment with KEW.

Martin Akins - Director, Vice President and Secretary

Matthew Harper - Director, President and Treasurer

Set forth below are the names of the individuals Express Scripts and KEW nominated to stand for election at the Annual Meeting that are participants in the solicitation of proxies by Express Scripts to elect directors at the Annual Meeting.

Stuart L. Bascomb

Duke K. Bristow
John J. Jones
Todd E. Warnock

KEW acquired 591,580 shares of common stock of Caremark, $0.001 par value per share (the "Shares") from December 13, 2006 to December 15, 2006 and, as of January 9, 2007, KEW owned of record, and Express Scripts and KEW shared beneficial ownership (as defined for purposes of Section 13(d) of the Exchange Act ) of 591,580 Shares, or less than 1% of the outstanding Shares. Other than the purchases of Shares in the open market by KEW set forth in the table below, none of KEW, Express-Scripts, any executive officer or director of KEW or Express Scripts or any other person identified above has engaged in any transaction involving the Shares in the past two years.

Trade Date	Shares	Average Price
13-Dec-06	105,680	$50.0018
14-Dec-06	326,000	$50.7556
15-Dec-06	159,500	$51.2140
Total	591,180	$50.7445

Except as disclosed above, none of KEW, Express Scripts, any executive officer or director of KEW or Express Scripts or any other person identified above has any direct or indirect interests, by security holdings or otherwise, in Caremark.

Additional Information:

Express Scripts intends to file a proxy statement in connection with the election of directors at Caremark's Annual Meeting. Express Scripts stockholders are strongly advised to read that proxy statement when it become available, as it will contain important information. Stockholders will be able to obtain that proxy statement, any amendments or supplements to that proxy statement and other documents filed by Express Scripts with the Securities and Exchange Commission ("SEC") free of charge at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.